As filed with the Securities and Exchange Commission on April 28, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Helmerich & Payne, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	73-0679879 (I.R.S. Employer Identification No.)

1437 South Boulder Ave., Suite 1400

Tulsa, Oklahoma 74119

(918) 742-5531

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Helmerich & Payne, Inc. Amended and Restated 2020 Omnibus Incentive Plan

(Full title of the plan)

Debra R. Stockton

Vice President and General Counsel

1437 South Boulder Ave., Suite 1400

Tulsa, Oklahoma 74119

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Helmerich & Payne, Inc. (the “Company”) to register an additional 4,650,000 shares of the Company’s Common Stock, par value $0.10 per share (the “Common Stock”), to be offered and sold under the Helmerich & Payne, Inc. Amended and Restated 2020 Omnibus Incentive Plan (the “Plan”).

On a Registration Statement on Form S-8 (No. 333-237161), filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 13, 2020 (the “Prior Registration Statement”), the Company previously registered 6,000,000 shares of Common Stock to be offered and sold under the Plan.

In accordance with General Instruction E to Form S-8, the Company hereby incorporates by reference the Prior Registration Statement except as the same may be modified by the information set forth in this Registration Statement.

PART I

Item 1.	Plan Information.(1)

Item 2.	Registrant Information and Employee Plan Annual Information.(1)

(1)	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8, and has been or will be sent or given to participants in the Helmerich & Payne, Inc. Amended and Restated 2020 Omnibus Incentive Plan as specified in Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.            Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of Helmerich & Payne, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company’s Form 8-K filed on March 14, 2012).

4.2	Amended and Restated By-laws of Helmerich & Payne, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company’s Form 8-K filed on June 2, 2021).

4.3	Helmerich & Payne, Inc. Amended and Restated 2020 Omnibus Incentive Plan (incorporated herein by reference to Appendix “A” of the Company’s Proxy Statement filed January 18, 2022).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP as to the legality of shares of Common Stock being registered.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Gibson, Dunn & Crutcher LLP (contained in the opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).

107.1*	Filing Fee Table.

*Filed herewith.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on this 28th day of April, 2022.

HELMERICH & PAYNE, INC.

By:	/s/ John W. Lindsay
Name:	John W. Lindsay
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John W. Lindsay, Mark W. Smith, Cara M. Hair, Debra R. Stockton and William H. Gault, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.

Signature	Title	Date

Director, President and Chief
/s/ John W. Lindsay	Executive Officer	April 28, 2022
John W. Lindsay	(Principal Executive Officer)

Senior Vice President and
/s/ Mark W. Smith	Chief Financial Officer	April 28, 2022
Mark W. Smith	(Principal Financial Officer)

Vice President and Chief
/s/ Sara M. Momper	Accounting Officer	April 28, 2022
Sara M. Momper	(Principal Accounting Officer)

/s/ Hans Helmerich	Director and Chairman of the	April 28, 2022
Hans Helmerich	Board

/s/ Delaney Bellinger	Director	April 28, 2022
Delaney Bellinger

/s/ Belgacem Chariag	Director	April 28, 2022
Belgacem Chariag

/s/ Kevin G. Cramton	Director	April 28, 2022
Kevin G. Cramton

/s/ Randy A. Foutch	Director	April 28, 2022
Randy A. Foutch

/s/ José R. Mas	Director	April 28, 2022
José R. Mas

/s/ Thomas A. Petrie	Director	April 28, 2022
Thomas A. Petrie

/s/ Donald F. Robillard, Jr.	Director	April 28, 2022
Donald F. Robillard, Jr.

/s/ Edward B. Rust, Jr.	Director	April 28, 2022
Edward B. Rust, Jr.

/s/ Mary M. VanDeWeghe	Director	April 28, 2022
Mary M. VanDeWeghe

/s/ John D. Zeglis	Director	April 28, 2022
John D. Zeglis